UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2026

SMART POWERR CORP.

(Exact name of registrant as specified in charter)

Nevada	001-34625	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4/F, Tower C Rong Cheng Yun Gu Building Keji 3 rd Road, Yanta District Xi’an City, Shaanix Providence, China	710075
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (86-29) 8765-1097

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CREG	Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2026, Smart Powerr Corp., a Nevada corporation (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors named thereto (the “Purchasers”), pursuant to which the Company agreed to issue and sell, in a registered direct offering (the “Offering”) of an aggregate of 4,500,000 shares of common stock (the “Common Stock”) of the Company, par value $0.001 per share (the “Shares”), at a purchase price of $0.45 per share.

The Offering closed on May 20, 2026. The Company received approximately $2 million in gross proceeds from the Offering, before deducting placement agent fees and estimated offering expenses. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Company and the Purchasers have mutually agreed to additional closings on or before the 30th calendar day anniversary of the initial closing date, if the Purchasers exercise their option to purchase additional 4,500,000 shares of Common Stock by delivery of one or more written notices.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties, and termination provisions.

In addition, the Company agreed that for a period of thirty (30) days from the closing date of the Offering, it will not: (i) issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or equivalent securities; or (ii) file any registration statement or amendment or supplement thereto (other than the Prospectus Supplement, the filing of any amendment or supplement to an existing registration statement for an “at the market” offering with the Placement Agent as sales agent, or on Form S-8 or in connection with any employee benefit plan). In addition, the Company agreed that it will not conduct any sales of Common Stock or equivalent securities involving a variable rate transaction (as defined in the Purchase Agreement) for a period of sixty (60) days from the closing date of the Offering, subject to certain exceptions as described in the Purchase Agreement.

The Shares were offered by the Company pursuant to a registration statement on Form S-3 (File No. 333-281639) (the “Registration Statement”), previously filed and declared effective by the Securities and Exchange Commission (the “Commission”) on August 27, 2024, the base prospectus filed as part of the Registration Statement, and the prospectus supplement dated May 19, 2026 (the “Prospectus Supplement”).

On May 19, 2026, the Company entered into a placement agency agreement (the “Placement Agency Agreement”) with Univest Securities, LLC (“Univest” or the “Placement Agent”), pursuant to which the Company engaged Univest as the exclusive placement agent in connection with the Offering. The Placement Agent agreed to use its reasonable best efforts to arrange for the sale of the Shares. In addition, under the Placement Agency Agreement the Company agreed to pay the Placement Agent a cash fee in cash equal to eight percent (8%) of the aggregate gross proceeds raised from the sale. The Company also agreed to reimburse the Placement Agent at closing for all reasonable travel and other out-of-pocket expenses incurred by them in connection with the Offering in an amount not to exceed $30,000.

The Placement Agency Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Placement Agent, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions.

The foregoing summaries of the Placement Agency Agreement and the Purchase Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents filed as Exhibits 1.1 and 10.1, respectively, hereto and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 8.01 Other Events.

On May 19, 2026, the Company issued a press release related to the Offering entitled “Smart Powerr Corp. Announces $2 Million Registered Direct Offering”, which press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

 The information in this Item 8.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

This report is incorporated by reference into the registration statements on Form S-3 (File No. 333-281639) of the Company, filed with the Commission, to be a part thereof from the date on which this report is submitted, to the extent not superseded by documents or reports subsequently filed or furnished.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of federal and state securities laws. Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, statements regarding our future business and financial performance and prospects, including our expectations regarding the transactions described in this Current Report on Form 8-K. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. Investors are cautioned not to place undue reliance on the forward-looking statements in this Current Report on Form 8-K, which information set forth herein speaks only as of the date hereof. The Company does not undertake, and it expressly disclaims, any intention or obligation to update any forward-looking statements made in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise, except as required by law. A list and description of risks, uncertainties and other factors that could cause or contribute to differences in the Company’s results can be found in its filings with the SEC, including its most recent Annual Report on Form 10-K and subsequent filings. The Company qualifies all of its forward-looking statements by these cautionary statements.

Item 9.01 Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description
1.1	Placement Agency Agreement, dated May 19, 2026, by and between the Company and Univest Securities, LLC
5.1	Opinion of McLaughlin & Stern, LLP
10.1	Form of Securities Purchase Agreement
23.1	Consent of McLaughlin & Stern, LLP (included in Exhibit 5.1)
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SMART POWERR CORP.

Date: May 22, 2026	By:	/s/ Yongjiang (Jackie) Shi
Yongjiang (Jackie) Shi
Chief Financial Officer

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